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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K
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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 28, 2004

                                 Amplidyne, Inc.
             (Exact name of registrant as specified in its charter)

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
          Delaware                       0-21931                         22-3440510
(State or other jurisdiction     (Commission File Number)    (IRS Employer Identification No.)
      of incorporation)
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                               59 LaGrange Street
                            Raritan, New Jersey 08869
                    (Address of principal executive offices)

                                 (908) 253-6870
              (Registrant's telephone number, including area code)

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Item 1. Changes in Control of Registrant.

      On January 28, 2004, Amplidyne, Inc. (the "Company") closed a $0.1 million financing from Phoenix Opportunity Fund II, L.P. and Phoenix Opportunity Fund III, L.P., which are managed by Phoenix Capital Holdings, LLC ("Phoenix"). Pursuant to the terms of the subscription agreement between the Company and Phoenix, Phoenix Opportunity Fund II agreed to make an aggregate investment of $100,000 in the Company in exchange for 282,700 shares of Series C Convertible Preferred Stock, representing approximately 80% of the outstanding stock of the Company on a fully diluted basis. As the Company will need to amend its certificate of incorporation or effect a reverse stock split in order to have sufficient authorized shares to complete the equity financing, Phoenix Opportunity Fund II has made an initial investment of $20,000 in exchange for 54,325 shares of Series C Convertible Preferred Stock of the Company, with the remaining portion of the equity investment to be completed after the recapitalization. Phoenix Opportunity Fund II also entered into a stock restriction agreement with Devender Bains, pursuant to which Mr. Bains issued an irrevocable proxy to Phoenix Opportunity Fund II until the recapitalization is completed, which, together with the shares received in connection with the initial investment, gives Phoenix Opportunity Fund II effective control over 53% of the Company's voting stock. By virtue of its management of Phoenix Opportunity Fund II and Phoenix Opportunity Fund III, Phoenix Capital Holdings may be deemed to have beneficial ownership over in excess of 50% of the voting stock of the Company. For purposes of Section 13(d) or 13(g) of the Exchange Act of 1934, as amended, Phoenix Capital Holdings hereby disclaims such beneficial ownership.

      In connection with the investment, Phoenix Opportunity Fund III has agreed to loan to the Company up to $0.4 million. The loan is secured by substantially all of the assets of the Company. The Company has drawn down approximately $80,000 of the loan immediately, $30,000 of which is immediately available to the Company and $50,000 of which has been placed into an escrow fund to be made available at such time as the Company completes its recapitalization. Generally, the remaining portion of the commitment is reserved for specific, enumerated purposes, and Phoenix Opportunity Fund III retains substantial discretion over the availability of the funds.

      Pursuant to the terms of the Certificate of Designation of Series C Convertible Preferred Stock, Phoenix has certain rights, including the right to elect a majority of the members of the Board of Directors of the Company so long as any of the shares of Series C Convertible Preferred Stock remain outstanding.

Item 5. Other Events.

      On January 30, 2004, Amplidyne, Inc. issued a press release announcing that it has closed a $0.1 million financing and has secured an aggregate commitment for up to $0.4 million of debt and equity capital from Phoenix Opportunity Fund II, L.P. and Phoenix Opportunity Fund III, L.P., which are managed by a New York-based merchant and investment banking firm, Phoenix Capital Holdings, LLC. The press release is included at Exhibit 99.1.


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Item 7. Financial Statements and Exhibits.

(c)   Exhibits

      The following exhibits are filed as a part of this report:

      Exhibit
      Number      Description
      ------      -----------

      2.1         Subscription Agreement Dated January 28, 2004.

      2.2         Stock Restriction Agreement Dated January 28, 2004.

      4.1 Certificate of Designation of Series C Convertible Preferred Stock of Amplidyne, Inc.

      99.1        Press Release Dated January 30, 2004.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Amplidyne, Inc.
                                             (Registrant)

Date:  January 30, 2004                      By:
                                                 -----------------------
                                                 Devendar S. Bains
                                                 Chief Executive Officer